Exhibit 99.1

PRESS RELEASE

7/27/22

Carlisle Companies Reports Record Second Quarter Results

SCOTTSDALE, ARIZONA, July 27, 2022 - Carlisle Companies Incorporated (NYSE:CSL) today announced its second quarter 2022 financial results.

•Generated record second quarter revenues of $1.85 billion, up 57% year-over-year (42% organic)
•Delivered record second quarter GAAP Diluted EPS of $5.62 and Adjusted Diluted EPS of $6.15, an increase of 185% from prior year
•Leveraged strong new commercial construction and re-roofing demand, coupled with increasing demand for energy efficient solutions for buildings
•Offset continuing and pervasive cost inflation with pricing actions
•Exceeding synergy targets of Henry integration plan
•Benefiting from the pivot to a more concentrated building products platform

Comments from Chris Koch, Chair, President and Chief Executive Officer

"I am extremely pleased with the outstanding performance delivered by the entire Carlisle team this quarter, especially as we operate in this highly challenging and uncertain environment. Despite these challenges, the Carlisle team continues to live our culture of perseverance, continuous improvement and unwavering focus on delivering results.

As we move past the mid-point of 2022 and reflect on our Vision 2025 strategic plan that we launched in 2018, I am encouraged by our second quarter results. We believe these results clearly demonstrate Carlisle is exceeding expectations and is on pace to achieve much of what we set out to accomplish in Vision 2025, including our goal to deliver $15 of earnings per share.

Achievements in the second quarter included:

•Our pivot to a more concentrated building products platform continued with the first full quarter of performance for our new Carlisle Construction Materials (CCM) and Carlisle Weatherproofing Technologies (CWT) divisions. Both teams experienced a second quarter marked by strong demand, robust backlogs and solid execution;
•A further reinforcement of our differentiated approach to pricing that reflects the value of the Carlisle Experience, and the benefits of our products that contribute to the energy efficiency of buildings;
•A continued and disciplined approach to capital allocation, including acquisitions, highlighted by Henry, which continues to exceed expectations and deliver on our synergy commitments of $30 million;
•Investing in our businesses to expand capacity, drive innovation, and develop world-class capabilities, including:
◦Ongoing construction of our state-of-the-art polyiso insulation facility built to LEED specifications in Sikeston, MO, which is on track to be operational in the second quarter of 2023; and

◦Launching of our 6th TPO line in Carlisle, PA, which, in September, will introduce to the market an industry-first 16-foot-wide TPO membrane, and is expected to result in significant labor savings, improved installation quality and less packaging waste for our installers;
•A continued commitment to the introduction of new products, which accounted for over $100 million of sales in the second quarter;
•Repurchasing 204 thousand shares for $50 million, adding to our cumulative share repurchases since 2017 of nearly $2 billion; and
•Paying $28 million of dividends in the quarter, continuing our 45-year trend of continuous and annually increasing dividends.

Vision 2025 continues to provide the Carlisle team with: the clarity to navigate a complex and rapidly evolving environment; a culture of continuous improvement; and a drive to employ and develop the best talent, all the while ensuring our teams know who we are and what we are trying to achieve.

In closing, I want to again express my gratitude for the excellent performance of Carlisle's dedicated employees who delivered a truly remarkable second quarter. Our outlook remains optimistic for the rest of 2022 and the long term."

Second Quarter 2022

Revenue of $1.8 billion increased 56.8% year-over-year. Organic revenue increased 42.2% (organic revenue defined as revenue excluding acquired revenues within the last 12 months and the impact of changes in foreign exchange rates versus the U.S. Dollar). Acquired revenues contributed a total of 15.5% in the quarter. Changes in foreign exchange rates had a negative 0.9% impact on revenues.

Operating income for the second quarter of $410.6 million increased 206.9% from $133.8 million in the second quarter of 2021. Income from continuing operations for the second quarter of $295.9 million increased 214.5% from $94.1 million in the second quarter of 2021. Adjusted EBITDA for the second quarter of 2022 of $472.2 million increased 146.3% from $191.7 million in the second quarter of 2021.

Diluted earnings per share (EPS) for the second quarter of $5.62 increased 217.5% from $1.77 in the second quarter of 2021. Adjusted diluted EPS for the second quarter of $6.15 increased 184.7% from $2.16 in the second quarter of 2021. The increase in EPS reflects strong operating results at CCM and CWT, improving performance at CIT and CFT, and share repurchases.

Second Quarter 2022 Segment Highlights

Carlisle Construction Materials (CCM)
•Revenues of $1.1 billion, up 54.0% (+54.9% organic) year-over-year, were driven by the strength of U.S. commercial roofing demand and price realization across all product lines, partially offset by unfavorable impact from changes in foreign exchange rates.
•Operating income was $358.9 million, up 131.5% year-over-year. Adjusted EBITDA was $371.3 million, up 120.6% year-over-year, reflecting an adjusted EBITDA margin of 33.3%, which was positively impacted by higher volumes, positive pricing, favorable mix, and savings from the Carlisle Operating System (COS), and partially offset by raw material, freight and wage inflation.
•We have now raised full year 2022 sales expectations to approximately 40% year-over-year versus 30% previously.

Carlisle Weatherproofing Technologies (CWT)
•Revenues of $448.9 million, up 109.3% (+24.4% organic) year-over-year, were driven by strength across our product lines, the Henry acquisition and positive pricing.
•Operating income was $59.0 million, up 163.4% year-over-year. Adjusted EBITDA was $83.5 million, up 153.8% year-over-year reflecting an adjusted EBITDA margin of 18.6%, which was positively impacted by higher volumes, contribution from Henry, positive pricing, favorable mix, and savings from COS, and partially offset by raw material, freight and wage inflation.
•We now expect full year 2022 sales to increase approximately 60% year-over-year, which includes approximately 20% organic growth.

Carlisle Interconnect Technologies (CIT)
•Revenues of $212.6 million, up 25.9% (+26.1% organic) year-over-year, were driven by continued strengthening of aerospace and medical end markets.
•Operating income was $7.9 million. Adjusted EBITDA was $27.0 million, up 100.0% year-over-year reflecting an adjusted EBITDA margin of 12.7%, which was positively impacted by higher volumes, positive pricing, and COS savings, and partially offset by raw materials and wage inflation, unfavorable mix and higher operating expenses.
•We now expect full year 2022 sales to increase approximately 20% year-over-year up from our previous expectation of low-double digit growth.

Carlisle Fluid Technologies (CFT)
•Revenues of $72.0 million, up 0.6% (+5.5% organic) year-over-year, reflected positive pricing, partially offset by unfavorable impact from changes in foreign exchange rates.
•Operating income was $7.0 million. Adjusted EBITDA was $12.2 million, up 7.0% year-over-year reflecting an adjusted EBITDA margin of 16.9%, which was positively impacted by price realization and savings from COS, and partially offset by raw material and wage inflation.
•We continue to expect full year 2022 sales to increase approximately 10% year-over-year.

Cash Flow

Operating cash flow from continuing operations for the six months ended June 30, 2022, was $225.6 million, an increase of $64.9 million versus the prior year. Free cash flow from continuing operations was $142.9 million, an increase of $31.7 versus prior year (defined as cash provided by operating activities less capital expenditures, and comprised of continuing operations).

During the quarter ended June 30, 2022, we deployed $50.0 million toward share repurchases and paid $28.0 million in cash dividends. As of June 30, 2022, we had $353.2 million of cash and cash equivalents and $1.0 billion of availability under our revolving credit facility.

Conference Call and Webcast

Carlisle will discuss second quarter 2022 results on a conference call at 5:00 p.m. ET today. The call can be accessed via webcast, along with related materials, at www.carlisle.com/investors/events-and-presentations and via telephone as follows:

Domestic toll free: 844-200-6205
International: +1 929-526-1599
Conference ID: 168744

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the potential or expected impacts of the global COVID-19 pandemic. Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” “plans,” “intends,” “forecast,” and similar expressions, and reflect our expectations concerning the future. Such statements are made based on known events and circumstances at the time of publication and, as such, are subject in the future to unforeseen risks and uncertainties. It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements, due to a variety of factors such as: risks from the global COVID-19 pandemic, including, for example, expectations regarding the impact of the COVID-19 pandemic on our businesses, including on customer demand, supply chains and distribution systems, production, our ability to maintain appropriate labor levels, our ability to ship products to our customers, our future results or our full-year financial outlook, increasing price and product/service competition by foreign and domestic competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; our mix of products/services; increases in raw material costs that cannot be recovered in product pricing; domestic and foreign governmental and public policy changes including environmental and industry regulations; threats associated with and efforts to combat terrorism; protection and validity of patent and other intellectual property rights; the identification of strategic acquisition targets and our successful completion of any transaction and integration of our strategic acquisitions; our successful completion of strategic dispositions; the cyclical nature of our businesses; the impact of information technology, cybersecurity or data security breaches at our businesses or third parties; and the outcome of pending and future litigation and governmental proceedings and the other factors discussed in the reports we file with or furnish to the Securities and Exchange Commission from time to time. In addition, such statements could be affected by general industry and market conditions and growth rates, the condition of the financial and credit markets, and general domestic and international economic conditions, including inflation and interest rate and currency exchange rate fluctuations. Further, any conflict in the international arena, including the Russian invasion of Ukraine, may adversely affect general market conditions and our future performance. Any forward-looking statement speaks only as of the date on which that statement is made, and we undertake no duty to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of those factors, nor can it assess the impact of each of those factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

Non-GAAP Disclosure

Carlisle reports its financial results in accordance with the U.S. generally accepted accounting principles (GAAP). This press release also contains certain financial measures such as adjusted diluted EPS, adjusted EBITDA, adjusted EBITDA margin, organic revenue and free cash flow that are not recognized under GAAP. Management believes that adjusted diluted EPS, adjusted EBITDA, adjusted EBITDA margin and organic revenue are useful to investors because they allow for comparison to Carlisle’s and its segments' performance in prior periods without the effect of items that, by their nature, tend to obscure core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. Management also believes free cash flow is useful to investors as an additional way of viewing Carlisle's liquidity and provides a more complete understanding of factors and trends affecting Carlisle's cash flows. As a result, management believes that these measures enhance the ability of investors to analyze trends in Carlisle’s businesses and evaluate Carlisle’s performance relative to similarly-situated companies. Reconciliations of these measures to amounts reported in Carlisle's consolidated financial statements are in the supplemental schedules of this press release.

About Carlisle Companies Incorporated

Carlisle Companies Incorporated is a leading supplier of innovative Building Envelope products and energy-efficient solutions for customers creating sustainable buildings of the future. Through its construction materials businesses (CCM and CWT) and family of leading brands, Carlisle delivers innovative, labor-reducing and environmentally responsible products and solutions to customers through the Carlisle Experience. Over the life of a building, Carlisle’s products help drive lower greenhouse gas emissions, improve energy savings for building owners and operators, and increase a building’s resiliency to the elements. Driven by its strategic plan, Vision 2025, Carlisle is committed to generating superior shareholder returns and maintaining a balanced capital deployment approach, including investments in our businesses, strategic acquisitions, share repurchases and continued dividend increases. Carlisle also is a leading provider of products to the Aerospace, Medical Technologies and General Industrial markets through its Interconnect Technologies (CIT) and Fluid Technologies (CFT) business segments.

CONTACT:	Jim Giannakouros, CFA
Vice President of Investor Relations
(480) 781-5135
jgiannakouros@carlisle.com

* EPS referenced in this release is from continuing operations unless otherwise noted.

Carlisle Companies Incorporated
Unaudited Consolidated Statements of Income

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts)	2022	2021	2022	2021
Revenues	$1,846.9	$1,177.8	$3,343.2	$2,118.7

Cost of goods sold	1,214.9	870.1	2,220.3	1,566.1
Selling and administrative expenses	210.6	161.3	413.6	312.1
Research and development expenses	12.6	13.8	24.9	24.2
Other operating income, net	(1.8)	(1.2)	(3.5)	(2.2)
Operating income	410.6	133.8	687.9	218.5
Interest expense, net	22.4	19.2	45.0	38.4
Interest income	(0.6)	(0.4)	(0.8)	(0.9)
Other non-operating expense, net	2.5	1.1	2.6	4.7
Income from continuing operations before income taxes	386.3	113.9	641.1	176.3
Provision for income taxes	90.4	19.8	150.9	33.1
Income from continuing operations	295.9	94.1	490.2	143.2

Discontinued operations:
Income before income taxes	4.8	6.3	4.1	10.8
(Benefit from) provision for income taxes	(0.8)	1.1	(0.8)	2.5
Income from discontinued operations	5.6	5.2	4.9	8.3
Net income	$301.5	$99.3	$495.1	$151.5

Basic earnings per share attributable to common shares:
Income from continuing operations	$5.70	$1.79	$9.41	$2.71
Income from discontinued operations	0.11	0.10	0.09	0.16
Basic earnings per share	$5.81	$1.89	$9.50	$2.87

Diluted earnings per share attributable to common shares:
Income from continuing operations	$5.62	$1.77	$9.28	$2.68
Income from discontinued operations	0.11	0.10	0.09	0.16
Diluted earnings per share	$5.73	$1.87	$9.37	$2.84

Average shares outstanding:
Basic	51.8	52.3	52.0	52.7
Diluted	52.5	53.0	52.7	53.3

Dividends declared and paid per share	$0.54	$0.525	$1.08	$1.05

I

Carlisle Companies Incorporated
Unaudited Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
(in millions)	2022	2021
Net cash provided by operating activities	$223.5	$171.5

Investing activities:
Proceeds from sale of discontinued operation, net of cash disposed	132.0	—
Capital expenditures	(82.7)	(55.1)
Acquisitions, net of cash acquired	(24.7)	—
Investment in securities	10.3	(10.2)
Other investing activities, net	2.0	1.8
Net cash provided by (used in) investing activities	36.9	(63.5)

Financing activities:
Repurchases of common stock	(175.0)	(265.6)
Dividends paid	(56.7)	(56.0)
Proceeds from exercise of stock options	16.0	45.6
Withholding tax paid related to stock-based compensation	(12.5)	(7.7)
Other financing activities, net	(1.7)	(0.8)
Net cash used in financing activities	(229.9)	(284.5)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(1.7)	(0.3)

Change in cash and cash equivalents	28.8	(176.8)
Less: change in cash and cash equivalents of discontinued operations	—	7.0
Cash and cash equivalents at beginning of period	324.4	897.1
Cash and cash equivalents at end of period	$353.2	$713.3

Carlisle Companies Incorporated
Unaudited Selected Consolidated Balance Sheet Data

(in millions)	June 30, 2022	December 31, 2021
Cash and cash equivalents	$353.2	$324.4
Long-term debt, including current portion	2,929.9	2,927.4
Total stockholders' equity	2,875.1	2,629.5

II

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Organic Revenue

Organic revenue (defined as revenue excluding acquired revenues within the last 12 months and the impact of changes in foreign exchange rates versus the U.S. Dollar) is intended to provide investors and others with information about Carlisle's and its segments' recurring operating performance. This information differs from revenue determined in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's and its segments' organic revenue follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended June 30,
(in millions)	CSL		CCM		CWT		CIT		CFT
2021 Revenue (GAAP)	$1,177.8		$722.8		$214.5		$168.9		$71.6
Volume/Price	497.0	42.2%	396.9	54.9%	52.2	24.4%	44.0	26.1%	3.9	5.5%
Organic revenue	497.0	42.2%	396.9	54.9%	52.2	24.4%	44.0	26.1%	3.9	5.5%
Acquisitions	183.0	15.5%	—	—%	183.0	85.3%	—	—%	—	—%
FX impact	(10.9)	(0.9)%	(6.3)	(0.9)%	(0.8)	(0.4)%	(0.3)	(0.2)%	(3.5)	(4.9)%
Total change	669.1	56.8%	390.6	54.0%	234.4	109.3%	43.7	25.9%	0.4	0.6%
2022 Revenue (GAAP)	$1,846.9		$1,113.4		$448.9		$212.6		$72.0

	Six Months Ended June 30,
(in millions)	CSL		CCM		CWT		CIT		CFT
2021 Revenue (GAAP)	$2,118.7		$1,279.2		$377.4		$324.7		$137.4
Volume/Price	918.7	43.4%	724.4	56.6%	110.8	29.4%	73.1	22.5%	10.4	7.5%
Organic revenue	918.7	43.4%	724.4	56.6%	110.8	29.4%	73.1	22.5%	10.4	7.5%
Acquisitions	321.0	15.1%	—	—%	321.0	85.0%	—	—%	—	—%
FX impact	(15.2)	(0.7)%	(9.1)	(0.7)%	(1.2)	(0.3)%	(0.2)	—%	(4.7)	(3.4)%
Total change	1,224.5	57.8%	715.3	55.9%	430.6	114.1%	72.9	22.5%	5.7	4.1%
2022 Revenue (GAAP)	$3,343.2		$1,994.5		$808.0		$397.6		$143.1
Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Free Cash Flow

Free cash flow is intended to provide investors and others with information about Carlisle's liquidity and provides a more complete understanding of factors and trends affecting the Company's cash flows. This information differs from operating cash flow determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's free cash flow follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2022	2021	2022	2021
Operating cash flow (GAAP)	$179.2	$103.9	$223.5	$171.5
Less: operating cash flow from discontinued operations	(1.4)	7.3	(2.1)	10.8
Operating cash flow from continuing operations	$180.6	$96.6	$225.6	$160.7

Capital expenditures (GAAP)	$(51.6)	$(35.1)	$(82.7)	$(55.1)
Less: capital expenditures from discontinued operations	—	(3.1)	—	(5.6)
Capital expenditures from continuing operations	$(51.6)	$(32.0)	$(82.7)	$(49.5)

Operating cash flow from continuing operations	$180.6	$96.6	$225.6	$160.7
Capital expenditures from continuing operations	(51.6)	(32.0)	(82.7)	(49.5)
Free cash flow from continuing operations	$129.0	$64.6	$142.9	$111.2

III

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin
Earnings before interest and taxes ("EBIT"), adjusted EBIT, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted EBITDA margin are intended to provide investors and others with information about the Company's and its segments' performance without the effect of items that, by their nature, tend to obscure core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. As a result, management believes that these measures enhance the ability of investors to analyze trends in the Company’s businesses and evaluate the Company’s performance relative to similarly-situated companies. This information differs from net income and operating income determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's and its segments' EBIT, adjusted EBIT, adjusted EBITDA and adjusted EBITDA margin follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts)	2022	2021	2022	2021
Net income (GAAP)	$301.5	$99.3	$495.1	$151.5
Less: income from discontinued operations (GAAP)	5.6	5.2	4.9	8.3
Income from continuing operations (GAAP)	295.9	94.1	490.2	143.2
Provision for income taxes	90.4	19.8	150.9	33.1
Interest expense, net	22.4	19.2	45.0	38.4
Interest income	(0.6)	(0.4)	(0.8)	(0.9)
EBIT	408.1	132.7	685.3	213.8
Exit and disposal, and facility rationalization costs	0.7	7.5	2.8	10.6
Inventory step-up amortization and transaction costs	0.8	1.3	0.8	2.2
Impairment charges	—	—	0.2	—
Losses from acquisitions and disposals	0.1	0.1	0.4	3.5
Losses from insurance	—	0.5	0.3	0.5
Losses from litigation	—	0.1	—	0.1
Total non-comparable items	1.6	9.5	4.5	16.9
Adjusted EBIT	409.7	142.2	689.8	230.7
Depreciation	24.0	20.3	48.0	40.6
Amortization	38.5	29.2	79.2	58.2
Adjusted EBITDA	$472.2	$191.7	$817.0	$329.5
Divided by:
Total revenues	$1,846.9	$1,177.8	$3,343.2	$2,118.7
Adjusted EBITDA margin	25.6%	16.3%	24.4%	15.6%

IV

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended June 30, 2022
(in millions)	CCM	CWT	CIT	CFT	Corporate and unallocated
Operating income (loss) (GAAP)	$358.9	$59.0	$7.9	$7.0	$(22.2)
Non-operating expense (income)(1)	0.9	0.1	(0.3)	—	1.8
EBIT	358.0	58.9	8.2	7.0	(24.0)
Exit and disposal, and facility rationalization costs	—	—	0.7	—	—
Inventory step-up amortization and transaction costs	—	0.1	—	—	0.7
Losses from acquisitions and disposals	(0.1)	—	0.2	—	—
(Gains) losses from litigation	—	—	(0.1)	—	0.1
Total non-comparable items	(0.1)	0.1	0.8	—	0.8
Adjusted EBIT	357.9	59.0	9.0	7.0	(23.2)
Depreciation	9.3	6.4	6.1	1.4	0.8
Amortization	4.1	18.1	11.9	3.8	0.6
Adjusted EBITDA	$371.3	$83.5	$27.0	$12.2	$(21.8)
Divided by:
Total revenues	$1,113.4	$448.9	$212.6	$72.0	$—
Adjusted EBITDA margin	33.3%	18.6%	12.7%	16.9%	NM
(1)Includes other non-operating expense (income), which may be presented in separate line items on the Condensed Consolidated Statements of Income.

	Three Months Ended June 30, 2021
(in millions)	CCM	CWT	CIT	CFT	Corporate and unallocated
Operating income (loss) (GAAP)	$155.0	$22.4	$(12.9)	$6.6	$(37.3)
Non-operating expense (income)(1)	—	0.1	—	1.1	(0.1)
EBIT	155.0	22.3	(12.9)	5.5	(37.2)
Exit and disposal, and facility rationalization costs	—	—	7.7	(0.2)	—
Inventory step-up amortization and transaction costs	—	—	—	—	1.3
(Gains) losses from acquisitions and disposals	(0.1)	—	—	0.2	—
Losses from insurance	0.3	0.2	—	—	—
Losses from litigation	—	—	—	—	0.1
Total non-comparable items	0.2	0.2	7.7	—	1.4
Adjusted EBIT	155.2	22.5	(5.2)	5.5	(35.8)
Depreciation	9.1	2.9	6.0	1.4	0.9
Amortization	4.0	7.5	12.7	4.5	0.5
Adjusted EBITDA	$168.3	$32.9	$13.5	$11.4	$(34.4)
Divided by:
Total revenues	$722.8	$214.5	$168.9	$71.6	$—
Adjusted EBITDA margin	23.3%	15.3%	8.0%	15.9%	NM
(1)Includes other non-operating expense (income), which may be presented in separate line items on the Condensed Consolidated Statements of Income.

V

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin

	Six Months Ended June 30, 2022
(in millions)	CCM	CWT	CIT	CFT	Corporate and unallocated
Operating income (loss) (GAAP)	$620.0	$96.5	$5.4	$11.8	$(45.8)
Non-operating expense (income)(1)	0.9	0.2	(0.8)	0.1	2.2
EBIT	619.1	96.3	6.2	11.7	(48.0)
Exit and disposal, and facility rationalization costs	—	0.1	2.7	—	—
Inventory step-up amortization and transaction costs	—	—	—	—	0.8
Impairment charges	—	0.2	—	—	—
(Gains) losses from acquisitions and disposals	(0.1)	—	0.4	0.1	—
Losses from insurance	—	0.3	—	—	—
(Gains) losses from litigation	—	—	(0.1)	—	0.1
Total non-comparable items	(0.1)	0.6	3.0	0.1	0.9
Adjusted EBIT	619.0	96.9	9.2	11.8	(47.1)
Depreciation	18.5	12.7	12.2	2.9	1.7
Amortization	9.1	37.0	24.0	8.0	1.1
Adjusted EBITDA	$646.6	$146.6	$45.4	$22.7	$(44.3)

Total revenues	$1,994.5	$808.0	$397.6	$143.1	$—
Adjusted EBITDA margin	32.4%	18.1%	11.4%	15.9%	NM
(1)Includes other non-operating (income) expense, which may be presented in separate line items on the Condensed Consolidated Statements of Income.

	Six Months Ended June 30, 2021
(in millions)	CCM	CWT	CIT	CFT	Corporate and unallocated
Operating income (loss) (GAAP)	$265.7	$33.0	$(23.6)	$10.9	$(67.5)
Non-operating expense(1)	2.3	—	—	1.5	0.9
EBIT	263.4	33.0	(23.6)	9.4	(68.4)
Exit and disposal, and facility rationalization costs	—	—	10.2	0.4	—
Inventory step-up amortization and transaction costs	—	—	—	0.1	2.1
Losses from acquisitions and disposals	2.2	—	0.3	0.2	0.8
Losses from insurance	0.3	0.2	—	—	—
Losses from litigation	—	—	—	—	0.1
Total non-comparable items	2.5	0.2	10.5	0.7	3.0
Adjusted EBIT	265.9	33.2	(13.1)	10.1	(65.4)
Depreciation	18.3	5.6	12.3	2.6	1.8
Amortization	8.0	15.0	25.3	8.9	1.0
Adjusted EBITDA	$292.2	$53.8	$24.5	$21.6	$(62.6)

Total revenues	$1,279.2	$377.4	$324.7	$137.4	$—
Adjusted EBITDA margin	22.8%	14.3%	7.5%	15.7%	NM
(1)Includes other non-operating (income) expense, which may be presented in separate line items on the Condensed Consolidated Statements of Income.

VI

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Adjusted Net Income and Adjusted Diluted EPS

Adjusted net income and adjusted diluted earnings per share is intended to provide investors and others with information about Carlisle's performance without the effect of items that, by their nature, tend to obscure the Company’s core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. This information differs from net income and diluted earnings per share determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's adjusted net income and adjusted diluted earnings per share follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended June 30, 2022			Three Months Ended June 30, 2021
(in millions, except per share amounts)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)
Net income (GAAP)		$301.5	$5.73		$99.3	$1.87
Less: income from discontinued operations (GAAP)		5.6	0.11		5.2	0.10
Income from continuing operations (GAAP)		295.9	5.62		94.1	1.77
Exit and disposal, and facility rationalization costs	0.7	0.5	0.01	7.5	5.7	0.11
Inventory step-up amortization and transaction costs	0.8	0.6	0.01	1.3	1.1	0.02
Losses from acquisitions and disposals	0.1	0.1	—	0.1	0.1	—
Losses from insurance	—	—	—	0.5	0.4	0.01
Losses from litigation	—	—	—	0.1	0.1	—
Acquisition-related amortization(3)	37.0	28.0	0.53	27.9	21.1	0.40
Discrete tax items(4)	—	(1.3)	(0.02)	—	(8.2)	(0.15)
Total adjustments		27.9	0.53		20.3	0.39
Adjusted net income		$323.8	$6.15		$114.4	$2.16
(1)The impact to net income reflects the tax effect of noted items, which is based on the statutory rate in the jurisdiction in which the expense or income is deductible or taxable.
(2)The per share impact of adjustments to each period is based on diluted shares outstanding using the two-class method.
(3)Acquisition-related amortization includes the amortization of customer relationships, technology, trade names and other intangible assets recorded in purchase accounting in connection with a business combination. These intangible assets contribute to revenue generation and the amortization of these assets will recur until such intangible assets are fully amortized.
(4)Discrete tax items include current period tax expense or benefit related to prior year items, the tax impact of foreign currency gains and losses, or changes in tax laws or rates.

VII

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Adjusted Net Income and Adjusted Diluted EPS

	Six Months Ended June 30, 2022			Six Months Ended June 30, 2021
(in millions, except per share amounts)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)
Net income (GAAP)		$495.1	$9.37		$151.5	$2.84
Less: income from discontinued operations (GAAP)		4.9	0.09		8.3	0.16
Income from continuing operations (GAAP)		490.2	9.28		143.2	2.68
Exit and disposal, and facility rationalization costs	2.8	2.1	0.04	10.6	8.0	0.15
Inventory step-up amortization and transaction costs	0.8	0.6	0.01	2.2	1.7	0.03
Impairment charges	0.2	0.2	—	—	—	—
Losses from acquisitions and disposals(3)	0.4	0.3	0.01	3.5	2.6	0.05
Losses from insurance	0.3	0.3	—	0.5	0.4	0.01
Losses from litigation	—	—	—	0.1	0.1	—
Acquisition-related amortization(4)	76.2	57.5	1.09	56.0	42.4	0.79
Discrete tax items(5)	—	(1.7)	(0.03)	—	(9.8)	(0.18)
Total adjustments		59.3	1.12		45.4	0.85
Adjusted net income		$549.5	$10.40		$188.6	$3.53
(1)The impact to net income reflects the tax effect of noted items, which is based on the statutory rate in the jurisdiction in which the expense or income is deductible or taxable.
(2)The per share impact of adjustments to each period is based on diluted shares outstanding using the two-class method.
(3)After-tax impact includes discrete items related to indemnification asset write-offs, which had a zero impact to net income and diluted EPS ($(0.8) million in 2021).
(4)Acquisition-related amortization includes the amortization of customer relationships, technology, trade names and other intangible assets recorded in purchase accounting in connection with a business combination. These intangible assets contribute to revenue generation and the amortization of these assets will recur until such intangible assets are fully amortized.
(5)Discrete tax items include current period tax expense or benefit related to prior year items, the tax impact of foreign currency gains and losses, or changes in tax laws or rates.

VIII